Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

For Immediate Release

Wednesday, April 6, 2011

APOGEE REPORTS FISCAL 2011 FULL-YEAR, FOURTH-QUARTER RESULTS

MINNEAPOLIS, MN (April 6, 2011) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2011 full-year and fourth-quarter results. Apogee provides distinctive value-added glass solutions for the architectural and picture framing industries.

FY11 FULL YEAR VS. PRIOR-YEAR PERIOD

•	Revenues of $582.8 million were down 16 percent.

•	Operating loss was $21.0 million, compared to earnings of $45.4 million.

•	Per share loss from continuing operations was $0.51, versus earnings of $1.13.

•	Architectural segment revenues declined 19 percent, while there was an operating loss of $37.7 million compared to earnings of $31.6 million.

•	Large-scale optical segment revenues increased 7 percent, and operating income was $20.5 million.

•	Net loss was $0.37 per share, compared to net earnings of $1.15 per share.

•	Discontinued operations provided net earnings from resolution of outstanding exposures related to foreign operations discontinued in 1998.

•	Cash and short-term investments totaled $60.6 million, compared to $46.4 million at the end of the third quarter, and $102.6 million at the end of fiscal 2010.

•	Brazilian architectural glass fabricator was acquired for approximately $21 million in cash in the third quarter.

FY11 FOURTH QUARTER VS. PRIOR-YEAR PERIOD

•	Revenues of $147.9 million were flat.

•	Operating loss was $5.6 million, compared to a loss of $0.2 million.

•	Per share loss from continuing operations was $0.12, versus earnings of $0.01.

•	Architectural segment revenues declined 2 percent, with an operating loss of $9.9 million.

•	Backlog ended at $237.2 million, compared to $165.7 million at the end of the third quarter and $227.5 million at the end of the prior year.

•	Large-scale optical segment revenues grew 10 percent, while operating income increased 54 percent to $5.5 million.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

•	Net loss was $0.16 per share, compared to net earnings of $0.02 per share.

•	Discontinued operations expense was $0.04 per share from resolution of the final significant exposure related to foreign operations discontinued in 1998.

Commentary

“Our fiscal 2011 results were impacted by extremely challenging commercial construction market conditions for our architectural segment. Architectural segment revenues were down consistent with our markets served, and low architectural glass pricing and low segment capacity utilization led to losses,” said Russell Huffer, Apogee chief executive officer. “Earnings from our picture framing business were unable to offset architectural segment losses.

“Our strategy to manage our business over a cycle has positioned us to sustain these losses while maintaining a strong balance sheet and cash on hand. At year-end, our cash and short-term investments totaled approximately $60 million,” he said. “During fiscal 2011, we also remained focused on longer-term opportunities and used cash to purchase a leading architectural glass fabricator in Brazil, giving Apogee entrée to the large developing market for energy-efficient architectural glass products in Latin America.

“In the fiscal 2011 fourth quarter, we achieved our highest quarterly revenue level for the year, and had positive cash flow from operations,” Huffer said. “However, architectural segment losses, resulting from low architectural glass pricing, low segment capacity utilization, expenses related to architectural glass quality issues and costs to implement architectural glass productivity improvements, more than offset another good performance in our large-scale optical segment, where retail picture framing markets are beginning to improve.

“Architectural segment revenue declines slowed and backlog grew in the fourth quarter, signaling that our markets may be stabilizing. We believe that we are well positioned for a market rebound with our strong balance sheet, green energy-efficient products, expertise in complex institutional projects, and success in pursuing installation work in new domestic geographies,” he said.

FY11 FOURTH-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Products and Services

•	Revenues of $128.0 million were down 2 percent.

•	Operating loss was $9.9 million, compared to a loss of $3.6 million.

•

Segment losses were driven by low pricing, costs to implement productivity improvements and expenses related to quality issues, all in the architectural glass business. The segment continued to operate at a low capacity utilization of 50 percent, similar to the level in the prior-year period.

•	The installation business performed well, as it completed projects that had been awarded with higher margins.

•

The Brazilian architectural glass business acquired during the third quarter added $3.7 million to segment revenues, but had minimal impact on the bottom line. Its results are reported on a two-month lag.

•

Backlog grew to $237.2 million, with an increase in order intake and inclusion of $15 million in backlog from the Brazilian acquisition; this compares to architectural segment backlog of $165.7 million at the end of the third quarter and $227.5 million at the end of the prior-year period.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

•

The level of projects awarded but not yet reflected in backlog declined approximately $30 million in the quarter to $50 million at the end of the fourth quarter, but remains above the historical level of projects awaiting final contracts.

•	Approximately $200 million, or 84 percent, of the backlog is expected to be delivered in fiscal 2012, and approximately $37 million, or 16 percent, in fiscal 2013.

Large-Scale Optical Technologies

•	Revenues of $19.9 million were up 10 percent.

•	Volume of value-added picture framing products grew for both large and independent framers.

•	Operating income increased 54 percent to $5.5 million.

•

Operating margin of 27.7 percent resulted from the volume increase, the ongoing strong mix of value-added products and excellent operational performance. This compares to an operating margin of 19.9 percent in the prior-year period when there was a write-off of production equipment.

Financial Condition

•	Long-term debt was $21.4 million, up from $8.4 million at the end of fiscal 2010.

•	Long-term debt includes $20.4 million in long-term, low-interest industrial revenue and recovery zone facility bonds.

•	Cash and short-term investments totaled $60.6 million, compared to $46.4 million at the end of the third quarter and $102.6 million at the end of fiscal 2010.

•	Non-cash working capital (current assets, excluding cash and short-term investments, less current liabilities) was $39.4 million, compared to $15.1 million at the end of fiscal 2010.

•	Fiscal 2011 capital expenditures were $9.1 million, down 7 percent from the prior year.

•	Fiscal 2011 depreciation and amortization were $28.2 million, down 5 percent from the prior year.

OUTLOOK

“For fiscal 2012, we are expecting a slight increase in revenues, and believe we have the potential to be profitable for the year, with first-half losses offset by second-half earnings,” Huffer said. “This outlook factors in our expectations that increased architectural glass pricing will flow through in the second half and that we will be able to fill open fourth-quarter architectural segment capacity. We are anticipating lower margins in the installation business with execution of projects bid at the cycle trough. Overall, we are expecting that actions we’ve taken in our architectural businesses, ranging from price increases and productivity improvements to project selection changes, will result in improving results as fiscal 2012 progresses.

“The McGraw-Hill Construction forecast for non-residential construction and the American Institute of Architects Architecture Billings Index indicate that our end markets should start improving later in calendar 2011,” Huffer said. “However, Apogee is a very late cycle company that lags commercial construction markets by several months.”

He added that architectural bidding activity continues to be good and remains driven by institutional work – government, education and health care projects – but that the majority of work currently being bid is scheduled for fiscal 2013.

“We anticipate that our large-scale optical segment will continue to be profitable throughout fiscal 2012,” he said. “We also expect Apogee to generate positive cash flow from operations.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“We believe we are well positioned financially and anticipate renewed interest in value-added, energy-efficient products as domestic commercial construction markets recover. We are focused on introducing new green products, both in the United States and internationally, including in Latin American markets through our Brazilian acquisition,” he said.

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen project delays and cancellations; ii) economic conditions, material cost increases and the cyclical nature of the North American and Latin American commercial construction industries; iii) product performance, reliability, execution or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully and efficiently utilize production capacity; and v) integration of the Brazilian architectural glass business; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix and new competition; and iv) ability to fully and efficiently utilize production capacity. Additional factors include: i) revenue and operating results that are volatile; ii) ability to effectively manage executive transitions; iii) financial market disruption which could impact company, customer and supplier credit availability; iv) self-insurance risk related to a material product liability event and to health insurance programs; v) cost of compliance with governmental regulations relating to hazardous substances; and vi) foreign currency risk related to certain continuing operations. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

TELECONFERENCE AND SIMULTANEOUS WEBCAST

Apogee will host a teleconference and webcast at 10 a.m. Central Time tomorrow, April 7. To participate in the teleconference, call 1-800-299-9086 toll free or 617-786-2903 international, access code 41297110. The replay will be available from noon Central Time on April 7 through midnight Central Time on Thursday, April 14, by calling 1-888-286-8010 toll free, access code 13775421. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in two segments:

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Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Linetec, a paint and anodizing finisher of window frames and PVC shutters; and Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products.

•	Large-scale optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom picture framing market and commercial optics.

(Tables follow)

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries

Consolidated Condensed Statement of Income

(Unaudited)

Dollar amounts in thousands, except for per share amounts	Thirteen Weeks Ended February 26, 2011	Thirteen Weeks Ended February 27, 2010	% Change	Fifty-two Weeks Ended February 26, 2011	Fifty-two Weeks Ended February 27, 2010	% Change

Net sales	$147,897	$148,599	0%	$582,777	$696,703	-16%
Cost of goods sold	124,677	121,051	3%	499,657	534,608	-7%

Gross profit	23,220	27,548	-16%	83,120	162,095	-49%
Selling, general and administrative expenses	28,847	27,727	4%	104,092	116,665	-11%

Operating (loss) income	(5,627)	(179)	N/M	(20,972)	45,430	N/M
Interest income	227	240	-5%	912	853	7%
Interest expense	279	145	92%	719	606	19%
Other (expense) income, net	(438)	93	N/M	(54)	285	N/M

(Loss) earnings from continuing operations before income taxes	(6,117)	9	N/M	(20,833)	45,962	N/M
Income taxes	(2,752)	(273)	N/M	(6,676)	14,745	N/M

(Loss) earnings from continuing operations	(3,365)	282	N/M	(14,157)	31,217	N/M
(Loss) earnings from discontinued operations	(1,045)	191	N/M	3,825	525	N/M

Net (loss) earnings	($4,410)	$473	N/M	($10,332)	$31,742	N/M

Earnings per share - basic:
(Loss) earnings from continuing operations	($0.12)	$0.01	N/M	($0.51)	$1.14	N/M
(Loss) earnings from discontinued operations	($0.04)	$0.01	N/M	$0.14	$0.02	N/M
Net (loss) earnings	($0.16)	$0.02	N/M	($0.37)	$1.16	N/M

Average common shares outstanding	27,698,684	27,417,434	1%	27,636,840	27,380,949	1%

Earnings per share - diluted:
(Loss) earnings from continuing operations	($0.12)	$0.01	N/M	($0.51)	$1.13	N/M
(Loss) earnings from discontinued operations	($0.04)	$0.01	N/M	$0.14	$0.02	N/M
Net (loss) earnings	($0.16)	$0.02	N/M	($0.37)	$1.15	N/M

Average common and common equivalent shares outstanding	27,698,684	27,892,537	-1%	27,636,840	27,716,147	0%

Cash dividends per common share	$0.0815	$0.0815	0%	$0.3260	$0.3260	0%

Business Segments Information
(Unaudited)

	Thirteen Weeks Ended February 26, 2011	Thirteen Weeks Ended February 27, 2010	% Change	Fifty-two Weeks Ended February 26, 2011	Fifty-two Weeks Ended February 27, 2010	% Change
Sales
Architectural	$127,972	$130,507	-2%	$507,392	$626,007	-19%
Large-Scale Optical	19,926	18,092	10%	75,426	70,707	7%
Eliminations	(1)	—	N/M	(41)	(11)	N/M

Total	$147,897	$148,599	0%	$582,777	$696,703	-16%

Operating (loss) income
Architectural	($9,897)	($3,638)	N/M	($37,668)	$31,591	N/M
Large-Scale Optical	5,525	3,596	54%	20,540	16,870	22%
Corporate and other	(1,255)	(137)	N/M	(3,844)	(3,031)	-27%

Total	($5,627)	($179)	N/M	($20,972)	$45,430	N/M

Consolidated Condensed Balance Sheets
(Unaudited)
	February 26, 2011	February 27, 2010
Assets
Current assets	$213,923	$246,586
Net property, plant and equipment	179,201	185,519
Other assets	122,243	94,749

Total assets	$515,367	$526,854

Liabilities and shareholders’ equity
Current liabilities	$113,946	$128,887
Long-term debt	21,442	8,400
Other liabilities	52,302	45,977
Shareholders’ equity	327,677	343,590

Total liabilities and shareholders’ equity	$515,367	$526,854

N/M = Not meaningful

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries

Consolidated Condensed Statement of Cash Flows

(Unaudited)

	Fifty-two Weeks Ended	Fifty-two Weeks Ended
Dollar amounts in thousands	February 26, 2011	February 27, 2010

Net (loss) earnings	($10,332)	$31,742
Net earnings from discontinued operations	(3,825)	(525)
Depreciation and amortization	28,218	29,601
Stock-based compensation	5,215	6,055
Other, net	(173)	1,463
Changes in operating assets and liabilities	(27,088)	28,898

Net cash (used in) provided by continuing operating activities	(7,985)	97,234

Capital expenditures	(9,126)	(9,765)
Proceeds on sale of property	190	276
Acquisition of businesses and intangibles, net of cash acquired	(20,639)	(250)
Purchases of restricted investments	(35,794)	—
Net sales (purchases) of short-term investments and marketable securities	50,978	(43,506)

Net cash used in investing activities	(14,391)	(53,245)

Net proceeds from long-term debt	11,707	—
Stock issued to employees, net of shares withheld	(1,298)	(876)
Dividends paid	(9,161)	(9,112)
Other, net	(1,039)	156

Net cash provided by (used in) financing activities	209	(9,832)

Cash used in discontinued operations	(466)	(222)

(Decrease) increase in cash and cash equivalents	(22,633)	33,935
Effect of exchange rates on cash	6	—
Cash and cash equivalents at beginning of year	46,929	12,994

Cash and cash equivalents at end of period	$24,302	46,929

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com